EXHIBIT 5.1

                                 DIANE D. DALMY
                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                            303.985.9324 (TELEPHONE)
                            303.988.6954 (FACSIMILE)
                              DDALMY@EARTHLINK.NET



March 30, 2009



Mr. Joao Prata dos Santos
Bio-Stuff
76 Rua da Misericordia
Suite 214
Lisbon, Portugal

Re: Bio-Stuff
    Registration Statement on Form S-1


Ladies and Gentlemen:

I have acted as special legal counsel for Bio-Stuff, a corporation organized under the laws of the State of Nevada (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of an aggregate of 9,276,100 shares of common stock of the Company (the "Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'). Of the 9,276,100 shares of common stock being registered, 1,776,100 represents shares for resale by the selling shareholders as named in the Registration Statement (the "Selling Shareholders").







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Bio-Stuff
Page Two
March 30, 2009



In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Company's Bylaws; (iv) certain records of the Company's corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; (v) the subscription agreements entered into between the Selling Shareholders and the Company for the acquisition of the shares of Common Stock (collectively, the "Subscription Agreements"); and (vi) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.



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Bio-Stuff
Page Three
March 30, 2009



Based upon the foregoing, I am of the opinion that the 1,776,100 shares of Common Stock held by the Selling Shareholders are validly issued, fully paid and non-assessable. I am further of the opinion that the 1,776,100 shares of Common Stock to be sold by the Selling Shareholders to the public, when sold in the manner described in the Registration Statement, will be deemed validly issued, fully paid and non-assessable. I am further of the opinion that the 7,500,000 shares of Common Stock to be sold by the Company to the public, when sold in the manner described in the Registration Statement, will be deemed validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel".

Sincerely,

/s/ DIANE D. DALMY

Diane D. Dalmy